SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                                May 12, 2004


                        NORTHROP GRUMMAN CORPORATION
             (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      1-16411             No. 95-4840775
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification Number)

                           1840 CENTURY PARK EAST
                           LOS ANGELES, CA 90067
                          www.northropgrumman.com
                          -----------------------
         (Address of Principal Executive Offices and internet site)


            Registrant's telephone number, including area code:
                               (310) 553-6262




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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 12, 2004, we announced that our Board of Directors has declared a 2-for-1 stock split of the Company's common stock. The split will be accomplished in the form of a stock dividend of one additional share of the Company's common stock for each share held. The additional shares of common stock will be distributed on June 21, 2004 to stockholders of record on May 28, 2004. Further, we have adjusted the number of shares of common stock reserved under our various equity based agreements and compensation plans. The Board also declared a dividend of $0.46 per share of common stock, to be paid on June 5, 2004, to each holder of record on May 24, 2004. Finally, the Board declared a dividend of $1.75 per share of Series B Convertible Preferred Stock to be paid on July 15, 2004, to each holder of record on July 2, 2004. A copy of the press release is attached to this report as
Exhibit 99.1 and is incorporated herein by reference.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 99.1 Press release dated May 12, 2004



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORTHROP GRUMMAN CORPORATION

Date:  May 13, 2004                         By:   /s/ John H. Mullan
                                               --------------------------------
                                               Name:  John H. Mullan
                                               Title: Corporate Vice President
                                                      and Secretary



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                               EXHIBIT INDEX

          99.1     Press Release, dated May 12, 2004